SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                             January 17, 2005
                             ----------------
                              Date of Report
                    (Date of earliest event reported)


                          Reflect Scientific, Inc.
                          ------------------------
           (Exact name of registrant as specified in its charter)



    UTAH                        000-31377                      87-0642556
    -----                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


                           970 Terra Bella Avenue
                       Mountain View, California 94043
                       -------------------------------
                   (Address of Principal Executive Offices)

                               (650) 960-0300
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of the Registrant.
          -------------------------------------

          On January 17, 2005, the Company accepted the resignation of Pamela Boyce as Secretary/Treasurer, for personal reasons.

          On January 17, 2005, the Company elected Tom Tait to serve on its Board of Directors and as its Vice President until the next respective annual meetings of our Board of Directors and stockholders and until his successor is elected and qualified or his prior resignation or termination.

          There were no arrangements or understandings with any other person concerning this election, and Mr. Tait has not yet been designated to serve on any committees. There also were no related party transactions between the Company and Mr. Tait.

          Mr. Tait is 49 years old. He received his B. S. degree in Chemistry from Clarkson University in 1977 and his MBA degree in Technology Management from the University of Phoenix in 2002. From 1998 to 2002, Mr. Tait was the General Manager HyperQuan, Inc., in Colorado Springs, Colorado. HyperQuan is a technology startup focused on analytical instrumentation. Then, from 2002 to 2004, Mr. Tait was the Senior Produce Manager for Hach Company, in Loveland, Colorado. Hach Company is a leader in the development, manufacturing and distribution of water quality testing equipment.

          On January 17, 2005, the Company elected Kevin Cooksy to serve as its Secretary/Treasurer until the next annual meeting of our Board of Directors and until his successor is elected and qualified or his prior resignation or termination.

          There were no arrangements or understandings with any other person concerning this election. There also were no related party transactions between the Company and Mr. Cooksy.

          Mr. Cooksy is 42 years old. He received his B. S. degree in Chemistry from Northern Illinois University in 1984; an MBA degree with distinction (magna cum laude) from Lake Forest in 1988; and received his Juris Doctor in 1995 from the McGeorge School of Law at the University of the Pacific, in California. Mr. Cooksy is a corporate attorney and executive manager with experience in legal, strategic, technology planning, mergers and acquisitions and intellectual property matters.

          On January 17, 2005, the Company elected Craig Morrison, M.D. to serve on its Board of Directors until the next annual meeting of our stockholders and until his successor is elected and qualified or his prior resignation or termination.

          There were no arrangements or understandings with any other person concerning this election, and Mr. Morrison has not yet been designated to serve on any committees. There also were no related party transactions between the Company and Mr. Morrison.

          Craig Morrison, M.D., is 61 years of age, and practices medicine at the Brigham Young Student Health Center. He has been an attending and consulting staff general surgeon since 1978 at the following hospitals: Utah Valley Regional Medical Center, Orem Community Hospital, Colombia Mountain View Hospital and Central Valley Hospital. Dr. Morrison received his Doctor of Medicine Degree from the University of Oregon Medical School in 1970, followed by a pediatric internship and surgical residency at the University of Southern California-Los Angeles County Hospital and the Huntington Memorial Hospital in 1975.


                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               REFLECT SCIENTIFIC, INC.

Dated: 1/17/05                                 /s/ Kim Boyce
       --------                                ---------------------
                                               Kim Boyce
                                               President and
                                               Director